UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 6, 2010

EpiCept Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51290	52-1841431
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

777 Old Saw Mill River Rd., Tarrytown, New York		10591
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-606-3500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 6, 2010, EpiCept Corporation (the "Company") received two letters from the Nasdaq Listing Qualifications Department. One letter states that the Company is not in compliance with the continued listing requirements of The Nasdaq Capital Market because the bid price of the Company's common stock has closed below the minimum $1.00 per share requirement for 30 consecutive business days (pursuant to Listing Rule 5550(a)(2)).

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided a period of 180 calendar days, or until April 4, 2011, to regain compliance with the minimum bid price rule. If at any time before April 4, 2011, the bid price of the Company's common stock closes at $1.00 per share or higher for a period determined by Nasdaq (which shall be a minimum of 10 consecutive business days), Nasdaq will provide written notification to the Company that it complies with the Rule.

In the event that the Company does not regain compliance with the minimum bid price rule by April 4, 2011, Nasdaq will determine whether the Company meets the initial listing criteria, with the exception of bid price, for The Nasdaq Capital Market and, if it does, the Company will be granted an additional compliance period of 180 calendar days.

The second letter from Nasdaq states that the Company is not in compliance with the continued listing requirements of The Nasdaq Capital Market because the market value of the Company's listed securities has fallen below $35 million for 30 consecutive business days (pursuant to Listing Rule 5550(b)(2)).

Pursuant to Nasdaq Listing Rule 5810(c)(3)(C), the Company has been provided a period of 180 calendar days, or until April 4, 2011, to regain compliance with the market value standard. If at any time before April 4, 2011, the market value of the Company's listed securities closes at $35 million or more for a period determined by Nasdaq (which shall be a minimum of 10 consecutive business days), Nasdaq will provide written notification to the Company that it complies with the Rule.

In the event that the Company does not regain compliance with the market value standard by April 4, 2011, the Company will receive written notice that its securities will be subject to delisting.

In the event that the Company is not eligible for the minimum bid price additional compliance period, or if the Company does not regain compliance with the market value standard by April 4, 2011, the Company will have the right to appeal a determination to delist the Company's securities. The Company's securities would remain listed on The Nasdaq Capital Market until the completion of the appeal process.

The Company is focused on regaining compliance with Nasdaq's requirements as soon as possible.

Item 9.01 Financial Statements and Exhibits.

99.1 Press release of EpiCept Corporation, dated October 8, 2010.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EpiCept Corporation

October 12, 2010	By:	Robert W. Cook

Name: Robert W. Cook
Title: Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press release of EpiCept Corporation, dated October 8, 2010.